Exhibit 99.1

Enertopia Provides Oxyhydrogen Gas Safety Video

Highlights

● The company has created a video showing the differences between Natural Gas/Propane and Oxyhydrogen Gas

● The video highlights the difference between the gases, with propane and natural gas being classified as fossil fuels, which create hazardous byproducts when burned

● Oxyhydrogen gas is classified as a renewable energy source, with water vapor as its main byproduct when burned.  Oxyhydrogen does not produce carbon emissions

● The second half of the video focuses on the danger levels when a leak is present

● Propane and natural gas leaks can lead to violent explosions

● Oxyhydrogen gas when exposed to air is much safer but still requires ventilation to be explosion proof

Kelowna, British Columbia--(Newsfile Corp. - October 10, 2025) - Enertopia Corporation (OTCQB: ENRT) and (CSE: ENRT) ("Enertopia'' or the "Company") is pleased to announce its latest oxyhydrogen video update.  The video can be viewed at https://enertopia.com/hydrogen-technology/

The new video showcases the differences between natural gas/propane and Oxyhydrogen gas.  The video focuses on two of the main differences that occur when the gases are burned; the byproducts of combustion, and the danger level when a leak is present.

This is demonstrated by allowing the propane gas to bubble up through water, where it accumulates on the surface, leading to a violent explosion.  Further along in the video the same process is done with Oxyhydrogen gas, this time there is no explosion.

Robert McAllister, CEO of Enertopia, notes, "Our updated mobile lab testing continues to confirm the advantages of using Oxyhydrogen gas in multiple applications around the World as a far safer and renewable gas for our World today."

Our next video will focus on the safe storage of Oxyhydrogen gas, and on demand use.

Key Takeaways and Outlook

● Enertopia's Oxyhydrogen mobile lab has effectively demonstrated the differences between the potential dangers of a propane leak, and an Oxyhydrogen leak.

● The experiment showed that when a propane system leaks, the gases will build up, leading to a potentially violent explosion.

● Further videos will show how Enertopia's patents provide safeguards against leaks, and why Oxyhydrogen can be a safer choice for use in home appliance applications

About Enertopia Corp.

Enertopia Corp. defines itself as an Energy Solutions Company focused on modern technology through a combination of our intellectual property patents in green technologies to build shareholder value.

For further information, please contact:

Enertopia Corporation
Robert McAllister, CEO

Tel: 1-888-ENRT201

www.enertopia.com

Renmark Financial Communications Inc.

Preston Conable: pconable@renmarkfinancial.com

Tel: (416) 644-2020 or (212) 812-7680

www.renmarkfinancial.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its, mining projects, 3rd party lithium technology,  competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates.  There can be no assurance that the current patented or patent pending technology being used or developed will be economic or have any positive impact on Enertopia. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

Neither the OTC Markets and the CSE Canadian Securities Exchange nor its Regulation Services Provider (as that term is defined, in the policies of the CSE Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.